                                                                   Exhibit 10.12


                            MASTER TRUST AGREEMENT

                                    Between

--------------------------------------------------------------------------------
                                FMC CORPORATION

                                      And

                       FIDELITY MANAGEMENT TRUST COMPANY

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                         FMC CORPORATION MASTER TRUST













                           Dated as of June 1, 1997

                               TABLE OF CONTENTS
                               -----------------

Section                                                                              Page
-------                                                                              ----
1  Definitions                                                                         2

2  Trust                                                                               3

3  Exclusive Benefit and Reversion of
    Sponsor Contributions                                                              4

4  Disbursements                                                                       4
       (a) Administrator Directed Disbursements
       (b) Participant Withdrawal Requests
       (c) Limitations

5  Investment of Trust                                                                 5
       (a) Selection of Investment Options
       (b) Available Investment Options
       (c) Participant Direction
       (d) Mutual Funds
       (e) Sponsor Stock
       (f) Harsco Stock
       (g) Notes
       (h) Guaranteed Investment Contracts
       (i) Participation in Commingled Pools
       (j) Reliance of Trustee Directions
       (k) Trustee Powers

6  Recordkeeping and Administrative Services to Be Performed                          25
       (a) General
       (b) Accounts
       (c) Inspection and Audit
       (d) Effect of Plan Amendment
       (e) Returns, Reports and Information
       (f) Allocation of Plan Interests

7  Compensation and Expenses                                                          27

8  Directions and Indemnification                                                     23
       (a) Identity of Administrator and Named Fiduciary
       (b) Directions from Sponsor or Administrator
       (c) Directions from Named Fiduciaries
       (d) Co-Fiduciary Liability
       (e) Indemnification
       (f) Survival

9  Resignation or Removal of Trustee                                                  29
       (a) Resignation
       (b) Removal

10 Successor Trustee                                                                  29
       (a) Appointment
       (b) Acceptance
       (c) Corporate Action

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

Section                                                                              Page
-------                                                                              ----
11  Termination                                                                       30

12  Resignation, Removal, and Termination Notices                                     30

13  Duration                                                                          31

14  Amendment or Modification                                                         31

15  General                                                                           31
       (a) Performance by Trustee, its Agents or Affiliates
       (b) Delegation by Employer
       (c) Entire Agreement
       (d) Waiver
       (e) Successors and Assigns
       (f) Partial Invalidity
       (g) Section Headings

16 Governing Law                                                                      33
       (a) Massachusetts Law Controls
       (b) Trust Agreement Controls

17 Plan Qualification                                                                 33

Schedules
---------
  A. Administrative Services
  B. Fee Schedule
  C. Investment Options
  D. Administrator's Authorization Letter
  E. Named Fiduciary's Authorization Letter
  F. IRS Determination Letter or Opinion of Counsel
  G. Existing GICs
  H. Telephone Exchange Guidelines
  I. Investment Guidelines for GIC Management
  J. Plan Designation Form
  K. Operational Guidelines for Non-Fidelity Mutual Funds

     TRUST AGREEMENT, dated as of the first day of June, 1997, between FMC CORPORATION, a Delaware corporation, having an office at 200 East Randolph Drive, Chicago, Illinois 60601 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee ").

                                  WITNESSETH:

     WHEREAS, the Sponsor, or one of its affiliates, is the sponsor of the FMC Corporation Employees' Thrift and Stock Purchase Plan, the United Defense Limited Partnership Salaried Employees' Plan, the FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement, the United Defense Limited Partnership Louisville Union Employees' Thrift Plan and the United Defense Limited Partnership York Plan (individually and collectively, the "Plan") and other Plans which may be added by mutual agreement of the Sponsor and Trustee; and

     WHEREAS, certain affiliates and subsidiaries of the Sponsor maintain, or may in the future maintain, qualified defined contribution plans for the benefit of their eligible employees; and

     WHEREAS, the Sponsor desires to establish a master trust to hold all of the assets of the Plan and/or such other tax-qualified defined contribution plans maintained by the Sponsor, or any of its subsidiaries or affiliates, as are designated by the Sponsor as being eligible to participate therein; and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust pursuant to the provisions of this Trust Agreement, which trust shall constitute a continuation, by means of an amendment and restatement, of each of the prior trusts from which plan assets are transferred to the Trustee; and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Named Fiduciary; and

     WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1. Definitions. The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a) "Administrator" shall mean, with respect to the Plan, the person or entity which is the "administrator" of such Plan within the meaning of section 3(16)(A) of ERISA.

(b) "Agreement" shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

(c) "Code" shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(d) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(e) "FBSI" shall mean Fidelity Brokerage Services, Inc., an affiliate of the Trustee.

(f)  "GICs" shall mean guaranteed investment contracts.

(g) "Existing GICs" shall mean each guaranteed annuity contract heretofore entered into by the Sponsor, any other Employer or any predecessor trustee and specifically identified on Schedule "G" attached hereto.

(h) "Mutual Fund" shall mean securities issued by the investment companies advised by Fidelity Management & Research Company and certain securities issued by investment companies not advised by Fidelity Management & Research Company.

(i) "Named Fiduciary" shall mean, with respect to the application of any provision of this Agreement to any Plan, the person or entity which is the relevant fiduciary under such Plan with respect to such matter (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended); and

(j) "Participant" shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

(k) "Participant Recordkeeping Reconciliation Period" shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of participant records.

(l) "Plan" shall mean the FMC Corporation Employees' Thrift and Stock Purchase Plan, the United Defense Limited Partnership Salaried Employees' Plan, the FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement, the United Defense Limited Partnership Louisville Union Plan, the United Defense Limited Partnership York Union Plan and such other tax-qualified, defined contribution plans which are maintained by the Sponsor or any of its subsidiaries or affiliates for the benefit of their eligible employees as may be designated by the Sponsor in writing to the Trustee as a Plan hereunder, such writing to be in the form of the Plan Designation Form attached hereto as Schedule "J". Each reference to "a Plan" or "the Plan" in this Agreement shall mean and include the Plan or Plans to which the particular provision of this Agreement is being applied or all Plans, as the context may require.

(m) "Reporting Date" shall mean the last day of each calendar quarter, the date as of which the Trustee resigns or is removed pursuant to Section 9 hereof and the date as of which this Agreement terminates pursuant to Section 11 hereof.

(n) "Sponsor Stock" shall mean the Common Stock of the Sponsor, or such other publicly-traded stock of the Sponsor, or such other publicly-traded stock of the Sponsor's affiliates as meets the requirements of section 407(d)(5) of ERISA with respect to the Plan.

(o) "Sponsor" shall mean FMC Corporation, a Delaware corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(p) "Trust" shall mean the FMC Corporation Master Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

(q) "Trustee" shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section lO(c). The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

(r) "Trustee's fiduciary duty" shall mean: the Trustee shall discharge its duties with respect to the Plans solely in the interest of the participants and beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 2. Trust. The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money and Sponsor Stock as shall from time to time be delivered to the Trustee under a Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 3. Exclusive Benefit and Reversion of Sponsor Contributions. Except as provided under applicable law, no part of the Trust allocable to a Plan may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries. Disbursements from the forfeiture account may be made, as directed by the Sponsor, to offset contributions or legitimate Plan expenses.

Section 4. Disbursements.

     (a) Administrator Directed Disbursements. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain such direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

     (b) Participant Withdrawal Requests. The Sponsor hereby directs that, pursuant to the Plan, a participant withdrawal request (in-service or full withdrawal) may be made by the participant by telephone, and the Trustee shall process such request only after the identity of the participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall process such withdrawal in accordance with written guidelines provided by the Sponsor and documented in the Plan Administrative Manual. For withdrawals which require spousal consent, the Trustee shall forward the withdrawal document to the participant for execution and submission to the Trustee. The Trustee shall have the responsibility for approving the withdrawal in accordance with written guidelines provided by the Sponsor and documented in the Plan Administrative Manual.

     (c) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall be required to make all disbursements in cash in accordance with the hierarchy of investments to be converted to cash as detailed in the Plan Administrative Manual unless the Administrator has provided written directions to the contrary.

Section 5. Investment of Trust.

     (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any participant in connection with the selection of such options.

     (b) Available Investment Options. The Named Fiduciary with respect to a Plan shall direct the Trustee as to what investment options: the Trust shall be invested during the Participant Recordkeeping Reconciliation Period, and the investment options in which Plan participants may invest in, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) Mutual Funds, (ii) Sponsor Stock, (iii) Harsco Stock, (iv) notes evidencing loans to Participants in accordance with the terms of the Plan,
(v) Stable Value Investments chosen by the Trustee as set forth in the Investment Guidelines attached hereto, (vi) Existing GICs, and (vii) collective investment funds maintained by the Trustee for qualified plans; provided, however, that the Named Fiduciary hereby directs the Trustee to continue to hold such Existing GICs as set forth in Section A of Schedule "G" until the Named Fiduciary directs otherwise, it being expressly understood that such direction is given in accordance with Section 403(a) of ERISA; and provided, further, that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in existing GICs set forth in Section B of Schedule "G" chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans. The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

     (c) Participant Direction. Each Participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "H". In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the investment option set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

     (d) Mutual Funds. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Named Fiduciary as a Plan investment option. All transactions involving Mutual Funds not advised by Fidelity Management & Research Company (Non-Fidelity Mutual Funds) shall be done in accordance with the Operational Guidelines attached hereto as Schedule "K". Trust investments in Mutual Funds shall be subject to the following limitations:

          (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "H".

          (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of the Mutual Fund credited to the Participant's accounts, together with a voting direction form for return to the Trustee or its designee. The Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the mutual fund shares held in any short-term investment fund or liquidity reserve. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the Participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the Participant. The Trustee shall not vote shares for which it has received no directions from the Participant. During the participant recordkeeping reconciliation period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust including Mutual Fund shares held in any short-term investment fund for liquidity reserve. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from Participants or the Sponsor.

     (e) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the FMC Stock Fund (the "FMC Stock Fund"). Investments in the FMC Stock Fund shall consist primarily of shares of Sponsor Stock. In order to satisfy daily participant exchange or withdrawal requests for transfers and payments, the FMC Stock Fund shall also include cash or short-term liquid investments in accordance with this paragraph. Such holdings will include Fidelity Institutional Cash Portfolios: Money Market Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee. The Named Fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term liquid investments. The Trustee shall be responsible for ensuring that the actual cash held in the FMC Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the FMC Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the FMC Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor

Stock sold and payables for Sponsor Stock purchased. The Trustee shall determine a daily net asset value ("NAV") for each unit outstanding of the FMC Stock
Fund. Valuation of the FMC Stock Fund shall be based upon the 4:00 p.m. New York Stock Exchange ("NYSE") closing price of the stock, or if unavailable, the latest available price as reported by the principal national securities exchange on which the Sponsor Stock is traded. The NAV shall be adjusted by dividends paid on the shares of Sponsor Stock held by the FMC Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the FMC Stock Fund, expenses that, pursuant to Sponsor direction, the Trustee accrues from the FMC Stock Fund, and commissions on purchases and sales of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

          (i) Fiduciary Duty of Named Fiduciary. The Trustee shall have no responsibility for monitoring the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of the Sponsor acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

          (ii) Purchase and sales of Sponsor Stock shall be made on the open market as necessary to maintain the target cash percentage and drift allowance for the FMC Stock Fund, provided that:

               (1) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

               (2) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then the Trustee shall purchase or sell such shares as soon as possible thereafter. The

Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

     (iii) Execution of Purchases and Sales. (A) Purchases and sales of units in the FMC Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the FMC Stock Fund shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "H". The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

     (B) Purchases and Sales from or to Sponsor. If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the 4:00 p.m. NYSE closing price of the Sponsor Stock on the trading date.

     (C) Use of an Affiliated Broker. The Sponsor hereby directs the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

          (1) As consideration for such brokerage services, the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

               (2) Following the procedures set forth in Department of Labor Prohibited Transaction Class Exemption 86-128 (PTCE 86-128), the Trustee will provide the Sponsor with the following documents: (1) a description of FBSI's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction related charges incurred by the Plan.

               (3) Any successor organization of FBSI, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

               (4) The Trustee and FBSI shall continue to rely on this authorization provision until notified to the contrary. The Sponsor reserves the right to terminate this authorization upon sixty (60) days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

          (iv) Securities Law Reports. The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

          (v) Voting and Tender Offers. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

               (A)  Voting.
                    ------

                    (1) When the issuer of Sponsor Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty
(30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information that is distributed to shareholders of Sponsor Stock. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the FMC Stock Fund.

                    (2) Each participant with an interest in the FMC Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the FMC Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the FMC Stock Fund as directed by the participant.

                    (3) For all undirected shares of Sponsor Stock, both allocated and unallocated shares, the Trustee shall vote as directed by the Sponsor, which may delegate to a fiduciary independent of the Trustee and the Sponsor, the authority to so direct the Trustee. All fees associated with the appointment of an independent fiduciary will be borne by the Sponsor.

               (B)  Tender Offers.

                    (1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock that reflect the participants proportional interest in the FMC Stock Fund (both vested and unvested).

                    (2) Each participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the FMC Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the FMC Stock Fund for which it has received no direction from the participant.

                    (3) Except as otherwise required by law, the Trustee shall tender that number of shares of Sponsor Stock not credited to participants' accounts in the same proportion as the total number of shares of Sponsor Stock credited to participants' accounts for which it has received instructions from Participants.

                    (4) A participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the FMC Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 5(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                    (5) A direction by a participant to the Trustee to tender shares of Sponsor Stock reflecting the participant's proportional interest in the FMC Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

          (vi) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's proportional interest in the FMC Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

          (vii) Conversion. All provisions in this Section 5(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

     (f) Harsco Stock. Trust investments in Harsco Stock shall be made via the Harsco Stock Fund (the "Harsco Stock Fund"). Investments in the Harsco Stock Fund shall consist primarily of shares of Harsco Stock. In order to satisfy daily participant exchange or withdrawal requests for transfers and payments, the Harsco Stock Fund shall also include cash or short-term liquid investments in accordance with this paragraph. Such holdings will include Fidelity Institutional Cash Portfolios: Money Market Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee. The Named Fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term liquid investments. The Trustee shall be responsible for ensuring that the actual cash held in the Harsco Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Harsco Stock Fund shall be measured in units of participation, rather than shares of Harsco Stock. Such units shall represent a proportionate interest in all of the assets of the Harsco Stock Fund, which includes shares of Harsco Stock, short-term investments and at times, receivables for dividends and/or Harsco Stock sold and payables for Harsco Stock purchased. The Trustee shall determine a daily net asset value ("NAV") for each unit outstanding of the Harsco Stock Fund. Valuation of the Harsco Stock Fund shall be based upon the 4:00 p.m. New York Stock Exchange ("NYSE") closing price of the stock, or if unavailable, the latest available price as reported by the principal national securities exchange on which the Harsco Stock is traded. The NAV shall be adjusted by dividends paid on the shares of Harsco Stock held by the Harsco Stock Fund, gains or losses realized on sales of Harsco Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Harsco Stock Fund, expenses that, pursuant to Sponsor direction, the Trustee accrues from the Harsco Stock Fund, and commissions on purchases and sales of Harsco Stock. Investments in Harsco Stock shall be subject to the following limitations:

          (i) Fiduciary Duty of Named Fiduciary. The Trustee shall have no duty to monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of the Sponsor acquiring and holding Harsco Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Harsco Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

          (ii) Purchase and sales of Harsco Stock shall be made on the open market as necessary to maintain the target cash percentage and drift allowance for the Harsco Stock Fund, provided that:

               (1) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

               (2) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then the Trustee shall purchase or sell such shares as soon as possible thereafter. The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

          (iii) Execution of Purchases and Sales. (A) Purchases and sales of units in the Harsco Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the Harsco Stock Fund shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "H". The Trustee may follow directions from the Administrator or Named

Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

               (B) Purchases and Sales from or to Sponsor. If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Harsco Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the participants (employee) under the Plan are to be invested in Harsco Stock, the Sponsor may transfer Harsco Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Harsco Stock to be purchased or sold by the 4:00 p.m. NYSE closing price of the Harsco Stock on the trading date.

               (C) Use of an Affiliated Broker. The Sponsor hereby directs the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Harsco Stock in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                    (1) As consideration for such brokerage services, the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Harsco Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                    (2) Following the procedures set forth in Department of Labor Prohibited Transaction Class Exemption 86-128 (PTCE 86-128), the Trustee will provide the Sponsor with the following documents: (1) a description of FBSl's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction related charges incurred by the Plan.

                    (3) Any successor organization of FBSI, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                    (4) The Trustee and FBSI shall continue to rely on this authorization provision until notified to the contrary. The Sponsor reserves the right to terminate this authorization upon sixty (60) days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

          (iv) Securities Law Reports. The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Harsco Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Harsco Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Harsco Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

          (v) Voting and Tender Offers. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Harsco Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Harsco Stock.

               (A) Voting

                    (l) When the issuer of Harsco Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information that is distributed to shareholders of Harsco

Stock. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan participant with an interest in Harsco Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Harsco Stock credited to the participant's accounts held in the Harsco Stock Fund.

                    (2) Each participant with an interest in the Harsco Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Harsco Stock reflecting such participant's proportional interest in the Harsco Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Harsco Stock shall be communicated in writing, or by mailgram or similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Harsco Stock reflecting the participant's proportional interest in the Harsco Stock Fund as directed by the participant.

                    (3) For all undirected shares of Sponsor Stock, both allocated and unallocated shares, the Trustee shall vote as directed by the Sponsor, which may delegate to a fiduciary independent of the Trustee and Sponsor, the authority to so direct the Trustee. All fees associated with the appointment of an independent fiduciary will be borne by the Sponsor.

               (B) Tender Offers.

                    (1) Upon commencement of a tender offer for any securities held in the Trust that are Harsco Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials received by the Sponsor to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Harsco Stock. Based on these materials and after consultation with the Sponsor the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Harsco Stock that reflect the participants proportional interest in the Harsco Stock Fund (both vested and unvested).

                    (2) Each participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Harsco Stock reflecting such participant's proportional interest in the Harsco Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Harsco Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of Harsco Stock reflecting a participant's proportional interest in the Harsco Stock Fund for which it has received no direction from the participant.

                    (3) Except as otherwise required by law, the Trustee shall tender that number of shares of Harsco Stock not credited to participants' accounts in the same proportion as the total number of shares of Harsco Stock credited to participants' accounts for which it has received instructions from Participants.
                    (4) A participant who has directed the Trustee to tender some or all of the shares of Harsco Stock reflecting the participant's proportional interest in the Harsco Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Harsco Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Harsco Stock that would be tendered under Section 5(f)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Harsco Stock not credited to participants' accounts necessary to reduce the amount of tendered Harsco Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                    (5) A direction by a participant to the Trustee to tender shares of Harsco Stock reflecting the participant's proportional interest in the Harsco Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or ail of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Harsco Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

          (vi) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Harsco Stock credited to a participant's proportional interest in the Harsco Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Harsco Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

          (vii) Conversion. All provisions in this Section 5(f) shall also apply to any securities received as a result of a conversion of Harsco Stock.

     (g) Notes. For Plans which allow loans, the Administrator shall act as the Trustee's agent for participant loan notes and as such shall (i) collect and remit all principal and interest payments to the Trustee and (ii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the loan note with the proceeds check to the participant. The Trustee also shall distribute truth-in-lending disclosure to the participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a participant under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

          (ii) For loans which require spousal consent, the Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall direct the Trustee as to the type of loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the participant if so directed by the Administrator. In all cases, such instruction by the Administrator shall be made within thirty (30) days of the participant's initial request (the origination date).

     (h) Guaranteed Investment Contracts. Trust investments in GICs shall be subject to the following limitations:

          (i) Commingled Pool Investments. To the extent that the Named Fiduciary selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio.

          (ii) Individually-Managed Investments. To the extent that the Named Fiduciary selects GICs chosen by the Trustee as an investment option, the Sponsor hereby directs the Trustee to choose such GICs in accordance with the Investment Guidelines for GIC Management attached hereto as Schedule "I".

          (iii) In order to provide the necessary monies for exchanges or redemptions from the GIC investment option, if any, under the Plan, the Sponsor agrees that the Plan shall maintain a liquidity reserve allocated to such investment option in Fidelity Institutional Cash Portfolios: Money

Market Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and the Trustee.

     (i) Participation in Commingled Pools. To the extent that the Named Fiduciary selects as an investment option the U.S. Equity Index Commingled Pool of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the U.S. Equity Index Commingled Pool of the Group Trust, and the Circular for the U.S. Equity Index Commingled Pool.

     (j) Reliance of Trustee on Directions. (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any Participant's exercise or non-exercise of rights under this Agreement over the assets in the Participant's accounts.

          (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 5, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of Section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

     (k) Trustee Powers. The Trustee shall have the following powers and authority:

          (i) Subject to paragraphs (b), (c), (d) and (e) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

          (ii) Subject to paragraphs (b) and (c) of this Section 5, to invest in GICs and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

          (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

          (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Sponsor may, from time to time, deem to be in the best interest of the Trust.

          (v) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

          (vi) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

          (vii) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

          (viii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

          (ix) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 6.  Recordkeeping and Administrative Services to Be Performed.

     (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Named Fiduciary's written directions regarding the Plan's provisions, guidelines and interpretations.

     (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Sponsor a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of one year from the date of filing such account with the Sponsor, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such one year period file with the Trustee written objections.

     (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, (i) test data in the format available from Fidelity's Participant Recordkeeping System (FPRS) (via diskette or tape, with corresponding hard copy reports and file layout information) containing a file dump of plan data, including a statement of each participant's accounts, which statement shall include at least the name, address, social security number, date of hire, date of birth, vesting, account balances by participant and source, forfeiture balances and any other indicative data maintained on FPRS, and (ii) a final file dump in the same format as the test data as of the final date specified in the notice of resignation, removal, or termination of the Trustee or the termination of this Agreement. The Sponsor will be responsible for any cost associated with providing the Administrator or the Plan's new recordkeeper with additional records which are not routinely prepared by Fidelity in recordkeeping the Plan. Such costs shall be communicated to the Sponsor in advance, and the Sponsor's written approval of such costs shall be obtained before such costs are incurred.

     (d) Effect of Plan Amendment. A confirmation of the current qualified status of each Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested due to an issue of the Plans' qualification status, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Sponsor providing the Trustee on a timely basis with all the information the Sponsor deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

     (e) Returns, Reports and Information. The Sponsor shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Sponsor with such information as the Sponsor may reasonably request to make these filings. The Sponsor shall also be responsible for making any disclosures to Participants required by law including, without limitation, such disclosures as may be required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee.

     (f) Allocation of Plan Interests. All transfers to, withdrawals from, or other transactions regarding the Trust shall be conducted in such a way that the proportionate interest in the Trust of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust or in any investment option, the undivided interest therein of each such Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of such Plan, every benefit payment, or other expense attributable solely to such Plan, and every other transaction relating only to such Plan; and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense, and of any other transactions attributable to the Trust or that investment option as a whole.

Section 7. Compensation and Expenses. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount or the Sponsor may direct the Trustee to deduct such amount from Participants' account. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants' accounts.

Section 8.  Directions and Indemnification.

     (a) Identity of Sponsor and Named Fiduciaries. The Trustee shall be fully protected in relying on the fact that the Sponsor and the Named Fiduciaries under a Plan are the individuals or persons named as such on the Authorization Letters in the form of Schedules "D" and "E" attached hereto or on a Plan Designation Form in accordance with Schedule "J" attached hereto or such other individuals or persons as the Sponsor may notify the Trustee in writing.

     (b) Directions from Sponsor or Administrator. Whenever the Sponsor or Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Sponsor in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may also be made via EDT in accordance with procedures agreed to by the Sponsor and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Sponsor. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

     (c) Directions from Named Fiduciary. Whenever a Named Fiduciary provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

     (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA. Without limiting the foregoing, the Trustee shall have no liability for the acts or omissions of any predecessor or successor trustee.

     (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee's negligence, bad faith, violations of law, terms of this Agreement or error.

     (f) Survival. The provisions of this Section 8 shall survive the termination of this Agreement.


Section 9.  Resignation or Removal of Trustee.

     (a) Resignation. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

     (b)  Removal.  The Sponsor may remove the Trustee at any time upon thirty
(30) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.


Section 10.  Successor Trustee.

     (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

     (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

     (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 11. Termination. This Agreement may be terminated at any time by the Sponsor upon thirty (30) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 12. Resignation, Removal, and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Directors of Benefits, FMC Corporation, 200 East Randolph Drive, Chicago, Illinois 60601, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 13. Duration. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 14. Amendment or Modification. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee (whose consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, and not prior to June 1, 2000, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" with the Sponsor's consent, which consent shall not be unreasonably withheld or delayed, upon seventy-five (75) days written notice to the Sponsor.

Section 15. General

     (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

     (b) Delegation by Employer. By authorizing the assets of any Plan as to which it is an Employer to be deposited in the Trust, each Employer, other than the Sponsor, hereby irrevocably delegates and grants to the Sponsor full and exclusive power and authority to exercise all of the powers conferred upon the Sponsor and each Employer by the terms of this Agreement, and to take or refrain from taking any and all action which such Employer might otherwise take or refrain from talking with respect to this Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and irrevocably appoints the Sponsor as its agent for all purposes under this Agreement. The Trustee shall have no obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the Trustee shall deal solely with the Sponsor.

     (c) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

     (d) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     (e) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

     (f) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (g) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 16. Governing Law.

     (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

     (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

Section 17. Plan Qualification. The Sponsor shall be responsible for verifying that while any assets of a particular Plan are held in the Trust, the Plan (i) is qualified within the meaning of section 401(a) of the Code; (ii) is permitted by existing or future rulings of the United States Treasury Department to pool its funds in a group trust; and (iii) permits its assets to be commingled for investment purposes with the assets of other such plans by investing such assets in this Trust. If any Plan ceases to be qualified within the meaning of section 401(a) of the Code, the Sponsor shall notify the Trustee as promptly as is reasonable. Upon receipt of such notice, the Trustee shall promptly segregate and withdraw from the Trust, the assets which are allocable to such disqualified Plan, and shall dispose of such assets in the manner directed by the Sponsor.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                FMC CORPORATION

        /s/ W.R. Cooper             /s/ David J. Kostelansky
Attest: _______________         By: ________________________________
        Secretary                     David J. Kostelansky
                                Name: ______________________________
                                       Director Benefits and
                                       Information Technology
                                Title: _____________________________
                                      5/30/97
                                Date: ______________________________


                                FIDELITY MANAGEMENT TRUST
                                COMPANY

        /s/ Douglas O. Kent         /s/ Lucy B. Lewis
Attest: ___________________     By: ________________________________
        Assistant Clerk               Lucy B. Lewis
                                Name: ______________________________
                                       Vice President
                                Title: _____________________________
                                      6/11/97
                                Date: ______________________________

                                 Schedule "A"

                            ADMINISTRATIVE SERVICES
                            ------------------------

Administration
--------------

* Establishment and maintenance of Participant account and election percentages.

*    Maintenance of the following plan investment options:

          - Fidelity Retirement Government Money Market Portfolio
          - Stable Value Fund
          - Fidelity Puritan Fund
          - Fidelity U.S. Equity Index Commingled Pool
          - Mutual Qualified Fund (class Z)
          - Fidelity Low Priced Stock Fund
          - Sequoia Fund
          - Fidelity Blue Chip Growth Fund
          - Fidelity Diversified International Fund
          - Clipper Fund
          - FMC Stock Fund
          - Harsco Stock Fund (United Defense Limited Partnership Salaried Employees' Plan and United Defense Limited Partnership York Plan)

*    Maintenance of the following money classifications:

          - Basic Pre-Tax
          - Supplemental Pre-Tax
          - Pre-Tax Match
          - Basic After-Tax
          - Supplemental After-Tax
          - After-Tax Match
          - Rollover
          - Prior Plan Company Match
          - Harsco Company Rollover (United Defense Limited Partnership Salaried Employees' Plan and United Defense Limited Partnership York Plan)

*    Processing of mutual fund trades.

   The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and as detailed in the Plan Administrative Manual and no others.

A)  Provide Participant Telephone Services

     1. Fidelity registered representatives are available from 8:30 a.m. - 12:00 midnight ET to provide toll free telephone service for participant inquiries and transactions, including hearing impaired participants and accepting collect calls from international participants. Additionally, participants have 24 hour account balance inquiry and transaction capability access utilizing our automated voice response system.

     2. For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a Personal Identification Number (PIN) and/or any other indicative data resident on the system.

     3. Through our telephone services, Fidelity provides the following services:

          . Provide investment option information.
          . Maintain plan and GIC specific provisions.
          . Process exchanges (transfers) between investment options on a daily basis
          . Maintain and process changes to participants' contribution allocations for all money sources.
          . Allow participants to change their deferral and after-tax percentages and provide updates via EDT for customer to apply to its payrolls accordingly.
          . Consult with participants in various loan scenarios and generate all documentation.
          . Process all participant loan and withdrawal requests via Fidelity's toll-free telephone service according to plan provisions on a daily basis.
          . Process in-service and hardship withdrawals via telephone due to certain circumstances previously approved by the Sponsor.
          . Enroll new participants via telephone; provide confirmation of enrollment within five (5) days of the request.
          . Literature fulfillment.

B)   Plan Accounting

     1. Process payroll contributions according to payroll frequency via electronic data transfer (EDT). The data format will be provided by Fidelity.

     2. Provide plan and participant level accounting for up to fifteen (15) money classifications for the Plan.

     3.   Audit and reconcile the plan and participant accounts daily.

     4. Provide daily plan and participant level accounting for all investment options.

     5. Reconcile and process participant withdrawal requests as approved and directed by the Sponsor. All requests are paid based on the current market values of participants' accounts, not advanced or estimated values. A distribution report will accompany each check.

     6. Track individual participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to plan sponsor to assist in the administration of participant loans.

     7. Fidelity's Guaranteed Investments Daily Equity System (GUIDE) is an automatic GIC daily portfolio accounting system. GUIDE provides the Sponsor with daily valuation of their plan assets whether individually managed or in our Managed Income Portfolio.

     8. Maintain and process changes to participants' prospective and existing investment mix elections via Fidelity's toll-free telephone service.

C)   Participant Reporting

     1. Mail confirmation to participants of all transactions initiated via Fidelity Telephone Services within three (3) calendar days of the transaction.

     2. Prepare and mail via first class to each plan participant a quarterly detailed participant statement reflecting all activity for the period. Statements will be mailed no later than twenty (20) calendar days after each quarter end.

D)   Plan Reporting

     1. Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) days after the end of each month in the absence of unusual circumstances.

     2. Prepare, reconcile and deliver a Quarterly Administrative Report presenting both on a participant and a total plan basis all money classes, investment positions and a summary of all activity of the participant and plan as of the last business day of the quarter. The report will be delivered not later than twenty (20) days after the end of each quarter in the absence of unusual circumstances.

E)   Government Reporting

          Process year-end tax reports for participants - 1099R, as well as financial reporting to assist in the preparation of Form 5500.

F)   Communication Services

          On a fee for service basis (as requested by the Sponsor), employee communications describing available investment options, including multimedia informational materials and group presentations.

G)    Other

          Performance of non-discrimination limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.

          Monitor and process required minimum distribution amounts as follows: the Trustee will notify the MRD participant and, upon notification from the MRD participant, will use the MRD participant's information to process their distributions. If the MRD participant does not respond to the Trustee's notification, the Sponsor directs the Trustee to automatically begin the required distributions for the participant.

          Determine whether domestic relations orders ("DRO"), issued by a court of competent jurisdiction, are "qualified" under section 414(p) of the Internal Revenue Code and section 206(d) of ERISA. In conjunction with making this determination, the Trustee shall provide the following services in accordance with the Sponsor's written administrative guidelines for processing QDROs:

               . Upon receipt of the DRO, the Trustee will notify the Participant, alternate payee(s) and their legal representatives, if any, will segregate that portion of a member's account necessary to satisfy the DRO while the determination is made;

               . After completing a review, the Trustee will provide notification to the affected parties of whether the DRO is qualified and, if not qualified, the reason(s) for the DRO's failure to be qualified;

               . If the DRO is determined to be a good QDRO, the alternate payee(s) will be notified, which notification shall also include information regarding distribution of the account balance;

               . Distribution of that portion of the account balance, as specified in the QDRO, to the alternate payee(s) and the appropriate federal and state withholding and reporting on such distribution.

FMC CORPORATION                                FIDELITY MANAGEMENT TRUST
                                               COMPANY

By: /s/ David J. Kostelansky  5/30/97          By: /s/ Lucy B. Lewis   6/11/97
    ---------------------------------              ---------------------------
    Director                     Date              Vice President         Date
    Benefits Information Technology

                                 Schedule "B"

                                 FEE SCHEDULE
                                 ------------

Annual Participant Fee:                   $25.00 per participant*, billed
                                          and payable quarterly.

Enrollments by Phone:                     $5.00 per non-active employee
                                          residing on Fidelity's participant
                                          recordkeeping system.

Loan Fee:                                 Establishment fee of $75.00 per
                                          loan account.

In-Service Withdrawals by Phone:          $20.00 per withdrawal.

Return of Excess Contribution Fee:        $25.00 per participant, one-time
                                          charge per calculation and check
                                          generation.

Plan Sponsor Workstation (PSW):           $5.00 per hour per PSW for on-line
                                          usage (no charge if accessed via
                                          another internet service provider.)
                                          Three PSW provided free of charge.

QDRO Qualification:                       $750.00 per order (to be paid by the
                                          Sponsor or deducted from participant
                                          balances as a plan expense.)

Minimum Require Distributions:            $25.00 per MRD participant per year.

Non-Fidelity Mutual Funds:                .10% service fee on Clipper Fund, .05%
                                          service fee on Mutual Qualifed Fund
                                          and 0% on Sequoia Fund (to be paid by
                                          the Non-Fidelity Mutual Fund vendor.)

* This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to keep a participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through calendar year-end for 1099-R reporting purposes.

GIC Fees
--------

 .    To the extent that assets are invested in GICs chosen by the Trustee:

          .12% basis points on first 100 million.
          .10% basis points on next 100 million.
          .07% basis points on assets in excess of 200 million.

Trustee Fee
-----------

 .    To the extent that assets are invested in Sponsor Stock, .10% of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date, but no less than $10,000 nor more than $100,000 per year.

Other Fees
----------

     Separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity, or for reports not contemplated in this Agreement. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

     All communications will be fee for service, excluding STAGES and postage for literature fulfillment and quarterly statements. Fees for the Super 800 telephone service will be passed through to the Sponsor at cost following installation. No fee will be charged for customizing the Voice Response System (VRS) for deferrals; additional VRS customization which occurs after the phone opening may require additional fees.

Note: These fees have been negotiated and accepted based on the following Plan characteristics: eight (8) Plans in the relationship, current plan assets of $892 million, current participation of 13,944 participants, current GIC assets of $245 million, stock assets of $532 million and projected net cash flows of $25 million per year. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels. Fees also have been based on the use of up to twelve (12) investment options, and such fees will be subject to revision if additional investment options are added.

FMC CORPORATION                            FIDELITY MANAGEMENT TRUST
                                           COMPANY

By: /s/ David J. Kostelansky  5/30/97      By: /s/  Lucy B. Lewis  6/11/97
    ---------------------------------          ---------------------------
                                 Date          Vice President         Date

                                 Schedule "C"

                              INVESTMENT OPTIONS
                              ------------------

     In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

          - Fidelity Retirement Government Money Market Portfolio
          - Stable Value Fund
          - Fidelity Puritan Fund
          - Fidelity U.S. Equity Index Commingled Pool
          - Mutual Qualified Fund (class Z)
          - Fidelity Low Priced Stock Fund
          - Sequoia Fund
          - Fidelity Blue Chip Growth Fund
          - Fidelity Diversified International Fund
          - Clipper Fund
          - FMC Stock Fund
          - Harsco Stock Fund (United Defense Limited Partnership Salaried Employees' Plan and United Defense Limited Partnership York Plan)

     The investment option referred to in Section 4(c) and Section 4(e)(v)(B)(5) shall be the FMC Stock Fund.


FMC CORPORATION


By: /s/ David J. Kostelansky  5/30/97
    ---------------------------------
                                 Date

FMC Corporation

Executive Offices
200 East Randolph Drive
Chicago, Illinois 60601
312 861 6000

                                     Schedule "D"           [FMC LOGO]

June 2, 1997

Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street - MM3H
Boston, Massachusetts 02109

                                   FMC Master Trust

               ***NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan.

               Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***

Dear Ms. Redden:

This letter is sent to you in accordance with Section 8(b) of the Trust Agreement dated as June 2, 1997 between FMC Corporation and Fidelity
Management Trust Company. I hereby designate David J. Kostelansky, Henry Kahn and Yasmin J. Kwentus, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

You may reply upon each designation and certification set forth in this letter until I deliver to you written notice of the termination of authority of a designated individual.


Very truly yours,

/s/ David J. Kostelansky

    David J. Kostelansky
    Director
    Benefits and Information Technology

/s/ David J. Kostelansky
    ------------------------
    David J. Kostelansky
    Director, Benefits and Information Technology


    ------------------------
    Henry Kahn
    Vice President and Treasurer

/s/ Yasmin J. Kwentus
    ------------------------
    Yasmin J. Kwentus
    Sr. Human Resources Analyst

FMC Corporation

Executive Offices
200 East Randolph Drive
Chicago Illinois 60601
312 861 6000

                             Schedule "E"            [LOGO]

June 2, 1997

Ms. Carol Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street- MM3H
Boston, Massachusetts 02109


                                FMC Master Trust

Dear Ms. Redden:

This letter is sent to you in accordance with Section 8(c) of the Trust Agreement dated as June 2, 1997 between FMC Corporation and Fidelity Management Trust Company. I hereby designate David J. Kostelansky, J. Paul McGrath and Henry Kahn, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

You may reply upon each designation and certification set forth in this letter until I deliver to you written notice of the termination of authority of a designated individual.

Very truly yours,

/s/ David J. Kostelansky

David J. Kostelansky
Director
Benefits and Information Technology


/s/ David J. Kostelansky
-------------------------
David J. Kostelansky
Director Benefits and Information Technology

/s/ J. Paul McGrath
-------------------------
J. Paul McGrath
General Counsel


-------------------------
Henry Kahn
Vice President and Treasurer

FMC Corporation

Executive Offices
200 East Randolph Drive
Chicago Illinois 60601
312 861 6000


May 29, 1997                                       [FMC LOGO]

Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inv.
82 Devonshire Street
Boston, Massachusetts 02109

Dear Ms. Redden:

This letter is sent to you in accordance with Section 8(a) of the Trust Agreement dated as of the second day of June, 1997 between FMC Corporation and Fidelity Management Trust Company.

Each of the plans identified below is a tax-qualified defined contribution plan which meets the requirements of Section 17 of said Trust Agreement and which is maintained by the undersigned, or one of its subsidiaries or affiliates, for the benefit of their eligible employees. Each such plan is hereby designated as a "Plan" for purposes of said Trust Agreement. FMC Corporation is the Administrator and Named Fiduciary of said Plan(s).

              Plans
              -----
              FMC Corporation Employees Thrift and Stock Purchase Plan
              UDLP Salaried Employees Thrift and Stock Purchase Plan
              FMC Corporation 401(k) Plan for Employees covered by a Collective
               Bargaining Agreement
              UDLP Louisville Union Employees Thrift Plan
              UDLP York Plan

We hereby further certify that each Employer with respect to each of the foregoing Plan(s) has authorized the assets of such Plan to be deposited in the Trust and, as a result, is bound by Section 15(b) of said Trust Agreement.

You may reply upon the foregoing designations and certifications until we deliver to you written notice of a change in any of the information set forth therein.

Very truly yours,

/s/ David J. Kostelansky

David J. Kostelansky
Director
Benefits and Information Technology

                                 Schedule "G"
                                 EXISTING GICs
                                 -------------

A.

    In accordance with Section 5(b), the Named Fiduciary hereby directs the Trustee to continue to hold the following Existing GICs until such time as the Named Fiduciary directs otherwise:

          - Contract Issuer: Allstate Life Insurance
          - Contract Number: GA-5168

          - Contract Issuer: Metropolitan Life Insurance Company
          - Contract Number: 13156

          - Contract Issuer: The Prudential Insurance Company of America
          - Contract Number: GA-5632-213

          - Contract Issuer: The Prudential Insurance Company of America
          - Contract Number: GA-5632-214

          - Contract Issuer: The Prudential Insurance Company of America
          - Contract Number: GA-5646

B.

    In accordance with a separate Investment Management Agreement between the
Sponsor and the Trustee, dated           , 1997, the Trustee became Investment
Manager of the following GICs:

          - Contract Issuer: Citibank, N.A.
          - Contract Number: 120217

          - Contract Issuer: Commonwealth Life Insurance Company
          - Contract Number: ADA00023TR

          - Contract Issuer: Commonwealth Life Insurance Company
          - Contract Number: ADA00023TR-1

          - Contract Issuer: Commonwealth Life Insurance Company
          - Contract Number: ADA00577FR

          - Contract Issuer: Commonwealth Life Insurance Company
          - Contract Number: ADA00774FR

          - Contract Issuer: John Hancock
          - Contract Number: 7787 GAC

          - Contract Issuer: Metropolitan Life Insurance Company
          - Contract Number: 13156

          - Contract Issuer: SEI Stable Asset Fund
          - Contract Number: GIC Fund

FMC CORPORATION

 By /s/ David J. Kostelansky   5/30/97
    ----------------------------------
                                  Date

                                 Schedule "H"

                         TELEPHONE EXCHANGE GUIDELINES
                         -----------------------------

The following telephone exchange guidelines are currently employed by Fidelity Investments Institutional Operations Company, Inc. (FIIOC).

Telephone exchange hours are 8:30 a.m. (ET) to 12:00 midnight (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIIOC reserves the right to change these telephone exchange guidelines at its discretion upon ninety (90) days prior written notice.

                              Investment Options
                              ------------------

     Exchanges Between Investment Options
     ------------------------------------

     Participants may call on any business day to exchange between the investment options. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

Exchange Restrictions
---------------------

     Investments in the Sponsor Stock Fund will consist primarily of shares of Sponsor Stock. Investments in the Harsco Stock Fund will consist primarily of shares of Harsco Stock. In order to satisfy daily participant requests for exchanges, loans and withdrawals, the Stock Funds will also hold cash or other short-term liquid investments in an amount that has been agreed to in writing by the Sponsor and the Trustee. The Trustee will be responsible for ensuring that the percentage of these investments falls within the agreed upon range over time. However, if there is insufficient liquidity in the Stock Funds to allow for such activity, the Trustee will sell shares of the appropriate Stock in the open market.

     Participants may not exchange out of the FMC Stock held in employee contribution sources until they have attained age 55. Participants who have attained age 55 may exchange out of the FMC Stock Fund once each year. Participants may not exchange out of the FMC Stock held in employer contribution sources.

     Participants will not be permitted to make direct transfers between the Stable Value Fund and a competing fund. Participants who wish to exchange between the Stable Value Fund and a competing fund must first exchange into a non-competing fund for a period of 90 days.

FMC CORPORATION



By: /s/                      5/30/97
    --------------------------------
                               Date

                                 SCHEDULE "I"
                                 ------------

                             INVESTMENT GUIDELINES
                             ---------------------

Set forth below are the objectives and guidelines to be followed by Fidelity Management Trust Company for the administration of the stable value investment option (the "Account") within the FMC Employees' Thrift and Stock Purchase Plan (the "Plan"), established by FMC Corporation (the "Sponsor").

I. INVESTMENT OBJECTIVES

The primary objective is to seek the preservation of capital. The secondary objective is to attempt to provide over time a competitive level of income consistent with the preservation of capital.

II. PORTFOLIO GUIDELINES

The Account shall be invested in the following classes of assets.

A. Universe

1. Investment Contracts. Investment Contracts ("Contracts") are issued by insurance companies, banks or other financial-services institutions (the "Issuer(s)") and evidence debt obligations of the applicable Contract Issuer(s) to the Plan. Contracts are either collateralized by the general underlying assets, or certain specific underlying assets, of the Contract Issuer(s).

     All Contracts, at the time of purchase, shall be benefit-responsive, which means that they shall provide for benefit withdrawals and investment exchanges to be paid at full book-value (i.e., principal plus accrued interest). However, withdrawals prompted by an employer-initiated-event, such as withdrawals resulting from the sale of a division of the Sponsor, a corporate layoff or the addition of Plan investment options, for example, may be paid at the Contract's market-value, which may be more or less than book-value.

     The interest rate of a particular Contract may be either fixed or adjusted periodically according to an index or to reflect the performance of certain assets of the Contract Issuer. Maturity dates of Contracts may or may not be fixed. Contracts may include, but are not limited to, the following:

               . Fixed-rate contracts

               . Indexed-rate contracts

               . Participating-rate contracts

               . Structured contracts

               . Separate-account contracts

2. Synthetic Investment Products. Synthetic investment contract products ("Synthetic Products") are comprised of both an investment component and a contractual component. The investment component consists of one or more securities or shares or units of a pooled portfolio of fixed-income securities ("Underlying Investment(s)").

Underlying Investments may include, but are not limited to, the following:

          .    Asset-backed securities

          .    Mortgage-backed securities

          .    Commercial mortgage-backed securities

          .    Collateralized mortgage obligations

          .    U.S. Treasuries

          . Securities issued or backed by U.S. government agencies, government-sponsored enterprises or similar U.S. government entities or instrumentalities

          .    Securities issued by supranational organizations

          .    Structured notes and similar arrangements

          .    Corporate bonds

          .    Yankees

          .    Private placements (including Rule 144a securities)

          .    Units of commingled pools primarily invested in the above

          .    Shares of mutual funds primarily invested in the above

          .    Money market instruments

     This investment component is "wrapped" by one or more contracts ("Wrap Contract(s)") issued by insurance companies, banks or other financial-services institutions (the "Wrap Contract Issuers"). Wrap Contracts, at the time of purchase, shall be benefit-responsive, which means that they shall provide for benefit withdrawals and investment exchanges to be paid at the full book-value of the Underlying Investment(s) (i.e., principal plus accrued interest). In this manner, Wrap Contracts are designed to decrease the normal market fluctuations associated with the performance of the Underlying Securities. However, certain withdrawals, similar to those described above with respect to Contracts, may be paid at the market-value of the Underlying Investment(s) (which may be more or less than book-value).

     The interest rate of a particular Synthetic Product may be either fixed or adjusted periodically and is in either case tied to the performance of the Underlying Investment(s). The maturity date of a particular Synthetic Product may be a fixed date or an indeterminate date.

3. Money Market Investments. Investments may be shares of mutual funds or units of commingled pools which are invested primarily in money-market instruments.

B.   Credit and Diversification Limitations

1. At the time of purchase, Contract Issuers, Wrap Contract Issuers and issuers of the Underlying Investments ("Securities Issuers"), whether domestic or foreign, must be deemed to be creditworthy by Fidelity Management Trust Company ("FMTC").

2. At the time of purchase, Contract Issuers and Securities Issuers must meet the then-current diversification requirements established by FMTC.

C.   Investment Contract Disclosures

Detailed investment contract disclosures are attached as Appendix A.

D.   Special Limitations and Restrictions Imposed by the Sponsor

     Notwithstanding anything herein to the contrary, the Sponsor hereby imposes special limitations and restrictions as set forth below:

1. Prior to purchasing for the Plan any class of assets not contemplated by the then-existing Investment Guidelines, the Investment Manager shall provide, and the Sponsor shall review, the contractual terms and conditions to investments in said class of assets that may apply with respect to the determination at various times of (i) market value, (ii) book value and
     (iii) the consequences, if any, of termination prior to maturity. If such terms and conditions are deemed in the Sponsor's sole discretion to be acceptable, the Investment Guidelines shall be amended, upon the mutual written consent of the parties, to permit the Account to be invested in that class of assets.

These Investment Guidelines are effective as of March 1, 1997 and supersede all prior written and oral agreements regarding investments of the Account. Any deviation from or amendment to these Investment Guidelines must be approved in writing by both the Trustee and Sponsor prior to implementation thereof.

FMC CORPORATION                         FIDELITY MANAGEMENT TRUST
                                        COMPANY

By:  /s/ David J. Kostelansky           By:  /s/ Lucy B. Lewis
    --------------------------------        --------------------------------
Name: David J. Kostelansky              Name:    Lucy B. Lewis
      ------------------------------          ------------------------------
Title: Director of Benefits and         Title:   Vice President
       -----------------------------           -----------------------------
       Information Technology           Date:    6/11/97
       -----------------------------          ------------------------------

Date:  5/30/97
      ------------------------------

                                  Appendix A

                        Investment Contract Disclosures
                        -------------------------------


1. FUNDING COMMITMENTS

The terms of each investment contract are based upon the information in the bidding specifications given to potential bidders. Often detailed information about expected deposits and withdrawals is necessary to receive the best rate from an issuer on a given placement day.

Some investment contracts obligate the Plan to give a designed lump sum deposit to the issuer by a specific date. Other contracts require a Plan to direct all cash flow, including other contract maturities, to the issuer over a set period (the funding "window"). At the end of the window, the issuer expects a certain dollar amount to be received and may refuse to accept additional cash flow. In either case the funding date may be several months following the commitment ("advance commitment" contracts).

If the Plan fails to fulfill its contractual funding obligations, there may be financial consequences for Plan participants. This is because the issuer conducts its financial affairs in reliance on receiving the deposits as promised. Consequently, issuers may include shortfall funding provisions in their contracts (particularly advance commitment contracts) in order to protect their financial position.

The responsibility for a funding shortfall will vary depending on the underlying cause. If participant activity (e.g. increased transfers out of the Account) causes the shortfall, issuers will generally either assume the risk or extend the funding date indefinitely. However, if a shortfall is caused by an employer-initiated event (e.g. an unexpected layoff, plan termination, or a change in funding policy, the issuer will seek to be made whole under the terms of the contract. If the contract has not yet been funded, the issuer may seek reimbursement from the contractholder if the issuer incurs a financial loss.

As contractholder, FMTC intends to honor all funding commitments made on behalf of the Plan. In the event of a shortfall, however, FMTC would only assume responsibility to the extent that FMTC has been given funds by the Plan for deposit and subsequently fails to remit the funds to the issuer.

11.  PLAN WITHDRAWALS AND INVESTMENT EXCHANGES

An investment contract generally imposes ongoing contractual commitments on the Plan to maintain the issuer's promise to pay the book value of the contract. If the sponsoring employer changes Plan rules in a manner which changes significantly the amount of "benefit-responsive" withdrawals from a contract, the insurer may be authorized to lower the interest rate or assess a monetary penalty. Alternatively, the insurer may refuse to pay withdrawals prompted by the plan change. Employer-initiated events such as a large scale layoff or a sale of part of the business may cause the same consequences. Early advance notice to FMTC of a coming Plan change or corporate event is critical to provide FMTC sufficient time to try to minimize any financial consequences to the Plan.

A request by the Plan contractholder (sponsoring employer or trustee) to withdraw funds prior to the contract maturity date may also result in the assessment of a market value adjustment on the amount withdrawn. Some contracts don't allow such pre-maturity withdrawals without issuer consent.

Due to the potential financial consequences to Plan participants in these types of situations, funding and withdrawal decisions must be carefully weighed by Plan sponsors, managers and trustees.

The undersigned hereby acknowledges and agrees that it has read and understood the foregoing disclosures.

                                                   FMC Corporation


                                                   BY: /s/ David J. Kostelansky
                                                     ---------------------------
                                                     Name:
                                                     Title: Director, Benefits
                                                            and Information
                                                            Technology

                                                   Date:         5/30/97
                                                         -----------------------

                                 Schedule "J"


                            [Sponsor's Letterhead]


Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street
Boston, Massachusetts 02109

                                [Name of Plan]

Dear Ms. Redden:

     This letter is sent to you in accordance with Section 8(a) of the Trust Agreement dated as of the [_] day of [_], 199X, between [_] and Fidelity Management Trust Company.

     Each of the plans identified below is a tax-qualified defined contribution plan which meets the requirements of Section 17 of said Trust Agreement and which is maintained by the undersigned, or one of its subsidiaries or affiliates, for the benefit of their eligible employees. Each such plan is hereby designated as a "Plan" for purposes of said Trust Agreement. The following individuals or entities are the Administrator and Named Fiduciary
(ies) of said Plan(s).

Plans Administrator Named Fiduciary(ies)
----------------------------------------

     We hereby further certify that each Employer with respect to each of the foregoing Plan(s) has authorized the assets of such Plan to be deposited in the Trust and, as a result, is bound by Section 15(b) of said Trust Agreement.

     You may rely upon the foregoing designations and certifications until we deliver to you written notice of a change in any of the information set forth therein.


                                        Very truly yours,

                                        [SPONSOR]


                                        By
                                           -----------------------------

                                 Schedule "K"

             OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS
             ----------------------------------------------------

Pricing

By 7:00 p.m. Eastern Time ("ET") each Business Day, the Fund Vendor will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor: (1) the net asset value for each Fund at the Close of Trading, (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day. If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by Fund Vendor.

Trade Activity and Wire Transfers

By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date plus One"), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, by no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

Prospectus Delivery

FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Plan participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Plan participants. FIIOC shall bear the costs of mailing prospectuses to Plan participants.

Proxies

Participants shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Non-Fidelity Mutual Funds credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. During the participant recordkeeping reconciliation period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Non-Fidelity Mutual Funds in the Trust. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from participants or the Sponsor.

The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.

Participant Communications

The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan participants and in quarterly participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

Compensation

FIIOC shall be entitled to fees as set forth in a separate agency agreement with the Fund Vendor.

Indemnification

The Fund Vendor shall be responsible for compensating participants and/or FIIOC in the event that losses occur as a result of (1) the Fund Vendor's failure to provide FIIOC with Price Information or (2) providing FIIOC with incorrect Price Information.

               FIRST AMENDMENT TO MASTER TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                                FMC CORPORATION

     THIS FIRST AMENDMENT, dated as of the fifteenth day of July, 1997, by and between Fidelity Management Trust Company (the "Trustee") and FMC Corporation (the "Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated June 1, 1997, with regard to the FMC Corporation Employees' Thrift and Stock Purchase Plan, the United Defense Limited Partnership Salaried Employees' Plan, the FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement, the United Defense Limited Partnership Louisville Union Employees' Thrift Plan and the United Defense Limited Partnership York Plan (individually and collectively, the "Plan"); and

     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;

     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1) Amending Section "B" of Schedule "G" "Existing GICs" by deleting from said section any reference to Metropolitan Life Insurance Company Contract Number 13156.

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

FMC CORPORATION                        FIDELITY MANAGEMENT TRUST COMPANY


By: /s/ D. J. Kostelansky              By: /s/ Lucy B. Lewis     7/25/97
    ----------------------------           -----------------------------
                            Date           Vice President           Date

                  SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                                FMC CORPORATION

     THIS SECOND AMENDMENT, dated as of the sixth day of October, 1997, by and between Fidelity Management Trust Company (the "Trustee") and FMC Corporation (the "Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated June 1, 1997, with regard to the FMC Corporation Employees' Thrift and Stock Purchase Plan, the United Defense Limited Partnership Salaried Employees' Plan, the FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement, the United Defense Limited Partnership Louisville Union Employees' Thrift Plan and the United Defense Limited Partnership York Plan (individually and collectively, the "Plan"); and

     WHEREAS, the Sponsor has notified the Trustee that effective October 6, 1997 the United Defense Limited Partnership Salaried Employees' Plan, the United Defense Limited Partnership Louisville Union Employees' Thrift Plan and the United Defense Limited Partnership York Plan will no longer be part of the FMC Corporation Master Trust; and

     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;

     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1) Deleting all references to the United Defense Limited Partnership Salaried Employees' Plan, the United Defense Limited Partnership Louisville Union Employees' Thrift Plan and the United Defense Limited Partnership York Plan.

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

FMC CORPORATION                        FIDELITY MANAGEMENT TRUST COMPANY


By: /s/ David J. Kostelansky 10/7/97   By: /s/                   11/4/97
    --------------------------------       -----------------------------
                                Date       Vice President           Date

                  THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                                FMC CORPORATION

     THIS THIRD AMENDMENT, dated as of the thirtieth day of November, 1997, by and between Fidelity Management Trust Company (the "Trustee") and FMC Corporation (the "Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a Master Trust Agreement dated June 1, 1997, with regard to the FMC Corporation Employees' Thrift and Stock Purchase Plan and the FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement (individually and collectively, the "Plan"); and

     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;

     NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1) Amending Schedule "G", Existing GICs, by removing the following from subsection B and adding it to subsection A:

               - Contract Issuer: John Hancock
               - Contract Number: 7787 GAC

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

FMC CORPORATION                        FIDELITY MANAGEMENT TRUST COMPANY


By: /s/ David J. Kostelansky 11/14/97  By: /s/                   11/26/97
    ---------------------------------      ------------------------------
                                 Date      Vice President            Date